UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

VERSAR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center Springfield, Virginia	22151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 750-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2011, Lawrence W. Sinnott, Versar Inc.’s (the “Company”) Chief Financial Officer, resigned to pursue other opportunities. Mr. Sinnott’s amended and restated change of control severance agreement with the Company terminated as a result of his resignation.

On the same date, the Company appointed Anthony L. Otten, the Company’s Chief Executive Officer, to act as interim principal financial officer and May K. Tom, the Company’s Vice President of Finance and Assistant Treasurer, as interim principal accounting officer until a new Chief Financial Officer has been selected.

A copy of the Company’s press release, dated February 11, 2011, with respect to the above matters is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued February 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 11, 2011	VERSAR, INC.

	By:	/s/ James C. Dobbs

James C. Dobbs
Senior Vice President and General Counsel

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